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                       CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated January 2, 1998, with respect to the financial statements of Intek Diversified Corporation included in the Form 10-K of Intek Diversified Corporation dated
September 30, 1997.


                                                    /s/ Baker Tilly

                                                    Baker Tilly

Los Angeles, California
January 12, 1998